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                                                                     EXHIBIT 1.1

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                  $100,000,000

                     4.50% SENIOR CONVERTIBLE NOTES DUE 2022

                               PURCHASE AGREEMENT

                                                               November 18, 2002
                                                              New York, New York

BEAR, STEARNS & CO. INC.
PUTNAM LOVELL SECURITIES INC.
c/o  Bear, Stearns & Co. Inc.
     383 Madison Avenue
     New York, New York 10179

Ladies and Gentlemen:

     Scottish Annuity & Life Holdings, Ltd., an exempted company limited by shares organized and existing under the laws of the Cayman Islands (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule I hereto (the "Initial Purchasers") $100,000,000 aggregate principal amount of the Company's 4.50% Senior Convertible Notes due 2022 (the "Firm Notes"), subject to the terms and conditions set forth herein. In addition, the Company has granted to the Initial Purchasers an option described in Section 3(c) hereof to purchase up to an additional $15,000,000 in aggregate principal amount of its 4.50% Senior Convertible Notes due 2022 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). The Notes shall be convertible into shares (the "Conversion Shares") of the Company's ordinary shares, par value US$.01 per share (the "Ordinary Shares"). The Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Trustee"). This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

     1. ISSUANCE OF SECURITIES. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers the Firm Notes.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY

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     NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY
     ACQUISITION HEREOF, THE HOLDER:

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT OF 1933 (AN "INSTITUTIONAL ACCREDITED INVESTOR");

     (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) TO ANY INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

     A comparable legend shall be placed on share certificates representing Conversion Shares until such time as such legend is no longer required under the applicable requirements of the Securities Act.

     2. OFFERING. The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act.

     The Company has prepared a preliminary confidential offering memorandum dated November 18, 2002 (including all Incorporated Documents (as defined below), the "Preliminary Offering Memorandum") and a final confidential offering memorandum dated November 18, 2002 (as amended or supplemented and including all Incorporated Documents, the "Offering Memorandum").

     The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Notes on the terms set forth in the Offering Memorandum solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional

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buyers," as defined in Rule 144A under the Securities Act ("QIBs"). These QIBs are referred to herein as the "Eligible Purchasers." The Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined herein), containing the terms described in the Offering Memorandum. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

     As used herein, the term "Incorporated Documents" includes (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2001, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 (as amended on Form 10-Q/A filed with the Securities and Exchange Commission (the "Commission") on August 8, 2002) and September 30, 2002, (iii) its Current Report on Form 8-K/A filed with the Commission on January 11, 2002,
(iv) its Current Report on Form 8-K filed with the Commission on November 18, 2002, (v) the description of the Company's Ordinary Shares that is contained in a registration statement on Form 8-A filed with the Commission on January 16, 2002, (vi) any future filings the Company makes with the Commission under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the period from the date of this Agreement until all of the Notes are distributed to Eligible Purchasers and (vii) any amendments or supplements to any of the foregoing.

     3. PURCHASE, SALE AND DELIVERY OF THE NOTES. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, the Firm Notes at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from November 22, 2002.

     (b) The Company will deliver the Firm Notes to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price therefor in immediately available funds by wire transfer to an account designated by the Company (provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer) prior to 10:00 a.m., New York City time, on November 22, 2002, or at such other time and date as may be agreed upon by the Company and Bear, Stearns & Co. Inc., on behalf of the Initial Purchasers. Delivery of the documents required by Section 9 hereof with respect to the Notes shall be made at such time and date at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other location as may be agreed upon by the Company and Bear, Stearns & Co. Inc., on behalf of the Initial Purchasers. For purposes of this Agreement, "Closing Date" shall mean the hour and date of such delivery and payment.

     (c) In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase up to $15,000,000 aggregate principal amount of

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Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Initial Purchasers to the Company, which notice may be given at any time within 30 days from the date of this Agreement, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Notes. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option,
(ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called the "Additional Closing Date" and shall be determined by the Initial Purchasers. Such date may be the same as the Closing Date but not earlier than the Closing Date. The Company will deliver the Optional Notes on the Closing Date or the Additional Closing Date, as the case may be, against payment by the Initial Purchasers of the purchase price therefor in immediately available funds by wire transfer to the account designated by the Company. If any Optional Notes are to be purchased, each Initial Purchaser agrees to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amounts as Bear, Stearns & Co. Inc. in its sole discretion shall determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule 1 opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes. The Initial Purchasers may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Delivery of the Notes on the Closing Date and any Additional Closing Date will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). One or more notes in definitive global form, registered in the name of Cede & Co., as nominee of DTC, having an amount corresponding to the principal amount of the Notes (the "Global Note") sold pursuant to Exempt Resales to Eligible Purchasers shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date and the Additional Closing Date, if applicable. The Company will cause the Trustee to deposit as original issue the Global Note pursuant to the Full Fast Delivery Program of DTC.

     4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including all costs and expenses in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers in connection with the Exempt Resales; (ii) the qualification or registration of the Notes for offer and sale under state securities laws (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto); (iii) the issuance, transfer and delivery of the Notes to the Initial Purchasers; (iv) all travel of the Company's officers and employees and any other expense

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of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes; (v) preparing the certificates for the Notes; (vi) the rating of the Notes by rating agencies; (vii) the initial designation and continued eligibility of the Notes for trading in the PORTAL market; (viii) the listing of the Conversion Shares and the Ordinary Shares that may be delivered by the Company to holders of the Notes upon the exercise by such holders of certain repurchase rights upon the terms and conditions set forth in the Indenture (such Ordinary Shares, the "Put Shares") on the New York Stock Exchange (the "NYSE"), (ix) the reasonable fees and expenses of the Trustee and its counsel and costs and charges of any registrar, transfer agent, paying agent, conversion agent or bid calculation agent; (x) the approval of the Notes for clearance and settlement through DTC and (xi) the performance of its obligations hereunder which are not otherwise specifically provided for in this
Section 4. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 12 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

     5. AGREEMENTS OF THE COMPANY. For purposes of this Section 5, "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes. The Company covenants and agrees with the Initial Purchasers as follows:

          (a) To notify the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such notice in writing, of (i) any filing made by the Company of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (ii) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Company shall make every reasonable effort to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) Not to make any amendment or supplement to the Offering Memorandum or to any Incorporated Documents to which the Initial Purchasers shall object in writing after being timely furnished in advance a copy thereof.

          (c) If, at any time prior to the completion of the distribution of the Notes by the Initial Purchasers, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Memorandum or any Incorporated Document in order that the Offering Memorandum or such Incorporated Document not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Offering Memorandum or any Incorporated Document to

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comply with applicable law, (i) to promptly notify the Initial Purchasers and
(ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum or Incorporated Document so that the statements therein as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or so that such Offering Memorandum or Incorporated Document will comply with applicable law.

          (d) To promptly deliver to each of the Initial Purchasers such number of copies of any Preliminary Offering Memorandum and, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Offering Memorandum, all documents incorporated by reference in the Offering Memorandum and all amendments of and supplements to such documents, if any, as the Initial Purchasers may reasonably request.

          (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) For a period of 90 days from the date of the Offering Memorandum, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or, with regard to Ordinary Shares, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act ), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares (whether any such transaction is to be settled by delivery of Ordinary Shares, other securities, cash or other consideration) or otherwise dispose of any Ordinary Shares (or any securities convertible into, exercisable for or exchangeable for Ordinary Shares) or interest therein of the Company or of any of the Subsidiaries without the Initial Purchasers' prior written consent, other than the issuance of Conversion Shares and the Put Shares and the Company's issuance of Ordinary Shares upon (i) the exercise of warrants outstanding on the date hereof; (ii) the exercise of currently outstanding options; or (iii) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof. Notwithstanding the foregoing, the Company may file with the Commission, without the prior consent of Bear, Stearns & Co. Inc. on behalf of the Initial Purchasers, (A) the shelf registration statement to be prepared in accordance with the Company's obligations under the Registration Rights Agreement and (B) a

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registration statement in connection with the resale of the options and warrants to purchase Ordinary Shares that are subject to a registration rights agreement in effect on the date hereof.

          (g) To obtain the undertaking, substantially in the form attached hereto as Annex IV, of each of its officers and directors listed on
Schedule II attached hereto and shareholder Pacific Life Insurance Company to not, during the period of 90 days from the date of the Offering Memorandum, directly or indirectly, without Bear, Stearns & Co. Inc.'s prior written consent, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act ), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares (whether any such transaction is to be settled by delivery of Ordinary Shares, other securities, cash or other consideration) or otherwise dispose of, any Ordinary Shares (or any securities convertible into, exercisable for or exchangeable for Ordinary Shares) or interest therein of the Company or of any of the Subsidiaries.

          (h) During the period of three years from the date of the Offering Memorandum, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to the Initial Purchasers (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

          (i) To apply the net proceeds it receives from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Offering Memorandum.

          (j) To use its best efforts to list the Conversion Shares on the NYSE at or prior to the effectiveness of any registration statement prepared in connection with the Company's obligations under the Registration Rights Agreement.

          (k) During the period prior to the completion of the Exempt Resales of the Notes by the Initial Purchasers, to file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

          (l) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

          (m) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any

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security of the Company. Except as permitted by the Securities Act, not to, prior to the later to occur of (i) the Closing Date and (ii) completion of the Exempt Resales of the Notes, distribute any (i) preliminary offering memorandum other than the Preliminary Offering Memorandum, (ii) offering memorandum other than the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

          (n) To assist the Initial Purchasers in arranging for the initial designation of the Notes for trading in the PORTAL market in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

          (o) To at all times reserve and keep available, free of preemptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy any obligations to issue Ordinary Shares upon conversion of the Notes.

          (p) Prior to the Closing Date, to not, without the prior consent of Bear, Stearns & Co. Inc. on behalf of the Initial Purchasers, which consent shall not be unreasonably withheld, issue any press releases or other public communications directly or indirectly and hold no press conferences, in each case relating to the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries or the offering of the Notes.

          (q) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

          (r) To use its commercially reasonable efforts in cooperation with the Initial Purchasers to permit the Notes to be eligible for clearance and settlement through DTC.

     6. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to the Initial Purchasers that:

          (i) No registration under the Securities Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company or any of its representatives (other than the Initial Purchasers, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the

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     Company or any of its subsidiaries within the six-month period immediately prior to the date hereof.

          (ii) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and as of the Closing Date do not and will not, and any supplement or amendment to the Preliminary Offering Memorandum or the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by Bear, Stearns & Co. Inc., on behalf of the Initial Purchasers, expressly for use therein, it being understood that the only such information so furnished is that described in Section 10 hereof.

          (iii) Subsequent to the respective dates as of which information is given in the Offering Memorandum, except as set forth in the Offering Memorandum, the Company has not paid any dividends on its Ordinary Shares and there has been no material adverse change or any development involving a prospective material adverse change with respect to the business, prospects, properties, operations, condition (financial or other), shareholders' equity or results of operations of the Company and each subsidiary (as defined in Rule 405 of the Securities Act; each, a "Subsidiary" and together, the "Subsidiaries") of the Company, taken as a whole (a "Material Adverse Change" or "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Offering Memorandum, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Offering Memorandum.

          (iv)      The only Subsidiaries of the Company are those listed on
     Schedule III attached hereto. Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation or a company limited by shares in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the "Consents") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Offering Memorandum, with such exceptions as would not have, individually or in

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     the aggregate, a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum.

          (v) Ernst & Young LLP, who have certified the financial statements and supporting schedules of the Company and World-Wide Holdings Limited in the Offering Memorandum, are independent public accountants within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

          (vi) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (vii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or by the Offering Memorandum, including the issuance, sale and delivery of the Notes to be issued under the Indenture and sold and delivered by the Company hereunder, do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the memorandum of association, articles of association, certificate or articles of incorporation, charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required to be made or obtained by the Company for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or by the Offering Memorandum, including the issuance, sale and delivery of the Notes to be issued under the Indenture and sold and delivered by the Company hereunder, except such that
     (A) have been, or will be prior to the Closing Date, obtained, (B) may be required under state securities, Blue Sky or insurance securities laws or the rules of the National Association of Securities Dealers, Inc. or (C) may be required in connection with the Company's obligations under the Registration Rights Agreement.

          (viii) The Company has duly and validly authorized share capital as set forth in the Offering Memorandum; all outstanding Ordinary Shares conform, or when issued will conform, to the description thereof in the Company's Registration Statement on Form 8-A filed with the Commission on January 16, 2002 incorporated by reference in the Offering Memorandum and have been duly authorized, validly issued, fully paid and non-assessable.

     None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any share capital of, or any security convertible into or exchangeable or exercisable for, the share capital of, or other ownership interest in, the Company; and all of the issued shares of share capital of each of its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (ix) The Company has duly and validly authorized and has reserved, and covenants to continue to reserve, a sufficient number of authorized but unissued Ordinary Shares, free of any preemptive or similar rights, to satisfy the conversion rights of the Notes; and all Conversion Shares and Put Shares, when issued and delivered upon conversion or repurchase in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims. The issuance of the Conversion Shares is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company's memorandum of association, articles of association, certificate or articles of incorporation, charter, by-laws or other organizational documents or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Notes and the issuance and delivery of the Conversion Shares has been duly and validly taken.

          (x) Each of the Company and the Subsidiaries which is engaged in the business of insurance or reinsurance (each, an "Insurance Subsidiary" and together, the "Insurance Subsidiaries") holds such insurance license, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) (the "Insurance Licenses") as are necessary to the conduct of its business as described in the Offering Memorandum; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to the knowledge of the Company after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and no insurance regulatory agency or body has issued, or to our knowledge, commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends or the making of any loan by any Subsidiary to its parent, which would have, individually or in the aggregate, a Material Adverse Effect.

          (xi) All reinsurance treaties and arrangements to which the Company or any Subsidiary is a party as a cedant are in full force and effect; neither the Company nor any Subsidiary is in material violation of or in material default in the performance, observance or fulfillment of any obligation, agreement, covenant or condition contained therein; neither the Company nor any Subsidiary has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty; and, to the best knowledge of the Company and the Subsidiaries, the Company and the Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company in the Offering Memorandum.

          (xii) The 2001 statutory annual statements of each of the Insurance Subsidiaries required to prepare such statements and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices required or permitted by the appropriate insurance department of the jurisdiction of domicile of each such Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

          (xiii) The Company and the Insurance Subsidiaries have made no material changes in their insurance reserving practices since December 31, 2001, except where such change in such insurance reserving practices would not reasonably be expected to have a Material Adverse Effect.

          (xiv) The Company is not aware of any threatened or pending downgrading of any Insurance Subsidiary's financial strength rating from A.M. Best Company, Inc., Standard & Poor's Rating Services, Inc., Moody's Investor Services or Fitch Ratings (each a "Rating Agency" and, collectively, the "Rating Agencies").

          (xv) Except as described in the Offering Memorandum, there is no legal or governmental proceeding, including routine litigation, to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceeding is threatened or contemplated by governmental authorities or threatened or contemplated by others.

          (xvi) Neither the Company nor its Subsidiaries nor, to the Company's knowledge, any of its affiliates has taken, nor will any of them take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares.

          (xvii) Except for the Subsidiaries or as otherwise set forth in the Offering Memorandum, the Company owns no capital stock, ordinary shares or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

          (xviii)   The financial statements of the Company, including the notes thereto, and supporting schedules in the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and the other entities for which financial statements are in the Offering Memorandum as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Offering Memorandum, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") in all material respects applied on a consistent basis throughout the periods involved; and the supporting schedules in the Offering Memorandum present fairly in all material respects the information required to be stated therein. The other financial and statistical information and data relating to the Company and its consolidated subsidiaries in the Offering Memorandum present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements in the Offering Memorandum and the books and records of the respective entities presented therein.

          (xix) The financial statements of World-Wide Holdings Limited, including the notes thereto, and supporting schedules in the Offering Memorandum present fairly in all material respects the financial position of World-Wide Holdings Limited and its consolidated subsidiaries and the other entities for which financial statements are in the Offering Memorandum as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Offering Memorandum, said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules in the Offering Memorandum present fairly in all material respects the information required to be stated therein. The other financial and statistical information and data relating to World-Wide Holdings Limited and its consolidated subsidiaries in the Offering Memorandum present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements in the Offering Memorandum and the books and records of the respective entities presented therein.

          (xx) The pro forma and as adjusted financial information in the Offering Memorandum has been properly compiled, and prepared in accordance with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and includes all adjustments necessary to present fairly the pro forma combined financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations for the respective periods specified.

          (xxi) Except as disclosed in the Offering Memorandum, no holder of securities of the Company has any rights to require the Company to include any securities of the Company owned or to be owned by such holder in the registration statement that will register the Notes and the Conversion Shares. Except as disclosed in the Offering Memorandum, no person has the right to require registration under the Securities Act of any Ordinary Shares or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Notes. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, its Subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

          (xxii) The Company is not, and upon consummation of the transactions contemplated hereby, and at all times up to and including the application of net proceeds as described in the Offering Memorandum, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

          (xxiii)   Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of any claim adverse to their ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of the Subsidiaries.

          (xxiv) The Company and each of the Subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by each of them and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except in any case where the failure to file any such return or to make any such provision, individually or in the aggregate, would not have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Subsidiaries' federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries.

          (xxv) As of the date hereof and on the Closing Date, the Company and its Subsidiaries expect to engage predominantly in traditional insurance and reinsurance activities that involve substantial transfer of insurance or annuity risks, and intend to operate in a manner that they will not (1) engage in certain nontraditional insurance or reinsurance activities that do not involve a sufficient amount of risk transfer or (2) maintain financial reserves in excess of the reasonable needs of the insurance business of the Company and its Subsidiaries, to the extent either of which would cause the insurance company exception to the passive foreign investment company rules described in Section 1297 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") not to apply to the Company or its Subsidiaries.

          (xxvi) The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and the outstanding Ordinary Shares are listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or de-listing the Ordinary Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

          (xxvii)   The Preliminary Offering Memorandum and the Offering
     Memorandum, as of their respective dates, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

          (xxviii) (i) The Incorporated Documents when they became effective or were filed with the Commission, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Incorporated Documents when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act; and (iii) any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act.

          (xxix) Neither the Company nor any of the Subsidiaries (i) is in violation of its memorandum of association, articles of association, certificate or articles of incorporation, charter or by-laws, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except in the case of (iii), any violation or default that would not have a Material Adverse Effect.

          (xxx) Each of the Company and the Subsidiaries owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Offering Memorandum and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which claim, if the subject of an unfavorable decision, ruling or judgment, could reasonably be expected to result in a Material Adverse Effect. To the best of the Company's knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential.

          (xxxi) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect.

          (xxxii)   No "prohibited transaction" (as defined in Section 406 of
     the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or
     Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its Subsidiaries which could have a Material Adverse Effect; each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan" (as defined in ERISA); and each "pension plan" of the Company or any of its Subsidiaries that is intended to be qualified under
     Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or the Company or any of its Subsidiaries or intends to apply for such determination letter within the requisite time frame and no event has occurred and no condition exists which could reasonably be expected to result in the revocation or denial of any such determination.

          (xxxiii) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

          (xxxiv)   The Operative Documents will conform in all material
     respects to the respective statements relating thereto contained in the Offering Memorandum.

          (xxxv) The Indenture has been duly and validly authorized by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity. On the Closing Date, the Indenture will contain all provisions necessary to permit its qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission.

          (xxxvi)   Prior to the effectiveness of any registration statement
     prepared in connection with the Company's obligations under the Registration Rights Agreement, the Indenture is not required to be qualified under the Trust Indenture Act.

          (xxxvii) The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity.

          (xxxviii) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers), (A) except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity and (B) except as rights to indemnity and contribution may be limited under applicable law.

          (xxxix)   When the Notes are issued and delivered pursuant to this
     Agreement, no Note will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

          (xl) The Company has not distributed any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

     The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Company and agrees that:

          (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

          (ii) Such Initial Purchaser (A) is not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Such Initial Purchaser further acknowledges and agrees that any such Eligible Purchaser shall (A) represent that it is a "Qualified Institutional Buyer" as defined in Rule 144A under the Securities Act of 1933; (B) agree that it will not within two years after the original issuance of the Notes resell or otherwise transfer the Notes or the Conversion Shares except (1) to the Company or any of our Subsidiaries, (2) to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (3) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (4) to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) pursuant to an exemption from registration under the Securities Act (if available) or (5) pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer; and (C) agree that it will deliver to each person to whom the Notes or the Conversion Shares are transferred (other than a transfer pursuant to clause (B)(3) or (B)(5) above), a notice of the restrictions on transfer set forth in (B) above.

     Each Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel for the Company and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7. INDEMNIFICATION. (a) The Company shall indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (including the documents incorporated by reference therein), or any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the information furnished to the Company and referred to in Section 10; PROVIDED, FURTHER, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum (as then amended or supplemented, provided by the Company to the Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, if such Offering Memorandum would have cured the material misstatement or omission or alleged material misstatement or omission. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

     (b) Each Initial Purchaser severally, and not jointly, shall indemnify and hold harmless the Company, each of the officers and directors of the Company, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (including the documents incorporated by reference therein), or any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the information furnished to the Company and referred to in Section 10; PROVIDED, HOWEVER, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the amount by which the discounts and commissions applicable to the Notes purchased by them pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay pursuant to this Section
7. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have, including under this Agreement.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, an indemnifying party may participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (i) such settlement, compromise or consent (A) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party and (ii) the indemnifying party reaffirms its indemnification obligations pursuant to this Agreement.

     8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company and (y) the initial purchaser discounts and commissions received by the respective Initial Purchasers, respectively, in each case as set forth on the cover page of the Offering Memorandum. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Initial Purchasers to contribute pursuant to this Section 8 are several in proportion to the respective number of Notes purchased by each of the Initial Purchasers hereunder and not joint.

     9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Firm Notes and the Optional Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company contained in this Agreement, as of the date hereof and as of the Closing Date (for purposes of this Section 9, "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes), to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers or to the counsel for the Initial Purchasers pursuant to this Section 9 of any misstatement or omission, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

     (a) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on November 20, 2002 or at such later date and time as to which Bear, Stearns & Co. Inc. on behalf of the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

     (b) At the Closing Date, the Initial Purchasers shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 6 hereof are accurate, (ii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iii) except (A) as disclosed in the Offering Memorandum and (B) for such losses or interferences as would not result, individually or in the aggregate, in a Material Adverse Effect, the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (iv) subsequent to the respective dates as of which information is given in the Offering Memorandum there has not been any Material Adverse Change or change in the share capital or Ordinary Shares of the Company or any of the Subsidiaries, except in each case as described in or contemplated by the

Offering Memorandum and (v) the Company does not engage in a material amount of business in any U.S. state other than those listed on Schedule IV hereto.

     (c) The Initial Purchasers shall have received on the Closing Date an opinion of (i) LeBoeuf, Lamb, Greene & MacRae, L.L.P., United States counsel for the Company, (ii) Maples and Calder, Cayman Islands counsel for the Company, and
(iii) Paul Goldean, Esq., General Counsel of the Company, each dated the Closing Date and addressed to the Initial Purchasers in the forms attached hereto as Annexes I, II and III, respectively.

     (d) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received a comfort letter from Ernst & Young LLP, independent public accountants for the Company and World-Wide Holdings Limited, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Initial Purchasers' counsel.

     (e) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

     (f) Simpson Thacher & Bartlett shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

     (g) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

     (h) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

     (i) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers) and the Registration Rights Agreement shall be in full force and effect.

     (j) On or after the date hereof, (i) none of the Company's Insurance Subsidiaries shall have been downgraded by any of the Rating Agencies nor put on credit watch with negative implications (or similar action) by any of the Rating Agencies or (ii) no Rating Agency shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

     (k) At the Closing Date, the Notes shall have been designated for trading in the PORTAL market.

     (l) You shall have received a lock-up agreement from each person who is a director or officer of the Company and each shareholder and warrantholder as shall have been heretofore designated by the Initial Purchasers and listed on
Schedule II hereto substantially in the form attached hereto as Annex IV.

     (m) The Initial Purchasers shall have also received from the Company, a letter from Ernst & Young LLP addressed to the Company stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and the Subsidiaries.

          If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Initial Purchasers or to the Initial Purchasers' counsel pursuant to this Section 9 shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and to the Initial Purchasers' counsel, all obligations of the Initial Purchasers hereunder may be cancelled by the Initial Purchasers at, or at any time prior to, the Closing Date and the obligations of the Initial Purchasers to purchase the Optional Notes may be cancelled by the Initial Purchasers at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile. Any such telephone or facsimile notice shall be confirmed promptly thereafter in writing.

     10. INITIAL PURCHASERS' INFORMATION. Each of the Company and the Initial Purchasers acknowledges that the only information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum consists of the statements in the Offering Memorandum set forth in the table of the first paragraph and the third, fifth, tenth, eleventh and twelfth paragraphs of the section captioned "Plan of Distribution."

     11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Section 12(d), the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof, or by or on behalf of the Company, or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in
Section 6 and the agreements contained in Sections 7, 8 and 12(d) shall survive the termination of this Agreement, including any termination pursuant to Section 12.

     12. EFFECTIVE DATE OF AGREEMENT: TERMINATION. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

     (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Initial Purchasers to purchase the Optional Notes at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) trading on the NYSE, the Nasdaq Stock Market (the "Nasdaq") or the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, the Nasdaq or the American Stock Exchange by the NYSE, the Nasdaq or the American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or
(E) (i) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (E) in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Notes or the Optional Notes, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum.

     (c) Any notice of termination pursuant to this Section 12 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

     (d) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith. If this Agreement shall be terminated pursuant to Section 12(b) hereof, each party shall be responsible for its own expenses.

     13. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail to purchase the Firm Notes on the Closing Date, or the Optional Notes on any Additional Closing Date, that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Bear, Stearns & Co. Inc. shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Bear, Stearns & Co. Inc. has not completed such arrangements within such 24-hour period, then:

               (i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Firm Notes or Optional Notes, as the case may be, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that its respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Initial Purchasers, or

               (ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Firm Notes or Optional Notes, as the case may be, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser or Initial Purchasers from its or their liability, if any, to the other Initial Purchasers and the Company for damages occasioned by its or their default hereunder.

     In the event of any such default that does not result in a termination of this Agreement, either Bear, Stearns & Co. Inc. or the Company shall have the right to postpone the Closing Date (or Additional Closing Date, as the case may be) for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 13.

     14. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to:

          Bear, Stearns & Co. Inc.
          383 Madison Avenue
          New York, New York 10179
          Attention:  Corporate Finance Department
          Telecopy number: (212) 272-3092

     with a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017
          Attention:  Gary I. Horowitz, Esq.
          Telecopy number: (212) 455-2502

and, if sent to the Company, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to:

          FOR MAILING:

          Scottish Annuity & Life Holdings, Ltd.
          P.O. Box HM 2939

          Hamilton HM MX
          BERMUDA
          Attn: Paul Goldean, Esq.
          or

          FOR DELIVERY:

          Scottish Annuity & Life Holdings, Ltd.
          Crown House, Third Floor
          4 Par-la-Ville Road
          Hamilton HM 08
          BERMUDA
          Attention: Paul Goldean, Esq.

          FOR TELECOPY:

          Telecopy number: (441) 295-7576

     with a copy to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          125 West 55th Street
          New York, New York 10019
          Attention: Hugh T. McCormick, Esq.
          Telecopy number: (212) 424-8500

     15. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons, directors, officers and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, and officers and directors and their heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

     16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     17. SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS. (a) The Company hereto consents to the jurisdiction of and venue in Federal and state courts located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or any transaction contemplated hereby (an "Action"). The Company irrevocably and unconditionally waives any objection to the laying of venue of any Action in any Federal or state court located in the Borough of Manhattan, City and State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Nothing contained in the preceding sentences or elsewhere in this Agreement will preclude any party from enforcing any judgment or order in any jurisdiction where the other party owns any assets or property.

     (b) The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against the Company in any court of the State of New York or any United States Federal court, in each case, sitting in the Borough of Manhattan, City and State of New York, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company shall appoint without delay, another such agent and provide prompt written notice to Bear, Stearns & Co. Inc. of such appointment.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be delivered by facsimile and shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     20. TIME IS OF THE ESSENCE. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.


                           [Signature page to follow.]

     If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                        By: /s/ Scott Willkomm
                                           -------------------------------------
                                           Name: Scott Willkomm
                                           Title: President


Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.


By: /s/ Stephen Parish
    --------------------------------
    Name: Stephen Parish
    Title: Senior Managing Director


PUTNAM LOVELL SECURITIES INC.


By:  /s/ William M. Carson
     -------------------------------
     Name: William M. Carson
     Title: Managing Director

                                   SCHEDULE I

NAME OF INITIAL PURCHASER                                    PRINCIPAL AMOUNT OF
                                                                  FIRM NOTES
                                                                TO BE PURCHASED
Bear, Stearns & Co. Inc. .................................        $  90,000,000
Putnam Lovell Securities Inc. ............................           10,000,000

          Total: .........................................        $ 100,000,000
                                                                  =============

                                   SCHEDULE II

        NAMES OF OFFICERS AND DIRECTORS SUBJECT TO THE LOCK-UP PROVISION

Michael Austin
Paul Bispham
G. William Caulfeild-Browne
Robert M. Chmely
Michael C. French
Lord Norman Lamont
Charles D. Lineback
Thomas A. McAvity, Jr.
J. Clay Moye
Elizabeth Murphy
Hazel R. O'Leary
Glenn S. Schafer
Oscar R. Scofield
Khanh T. Tran
Clifford J. Wagner
Scott E. Willkomm

                                  SCHEDULE III

                              LIST OF SUBSIDIARIES

Scottish Annuity & Life Insurance Company (Cayman) Ltd.

Scottish Annuity & Life Holdings (Bermuda) Limited

Scottish Annuity & Life Insurance Company (Bermuda) Limited

Scottish Annuity & Life International Insurance Company (Bermuda) Ltd.

Scottish Holdings (Barbados), Limited

Scottish Holdings (U.S.), Inc.

Scottish Re (U.S.), Inc.

Scottish Re Intermediaries (Canada) Limited

Scottish Re (Dublin) Limited

Scottish Solutions LLC

Tartan Wealth Management, Inc.

The Scottish Annuity Company (Cayman) Ltd.

World-Wide Holdings Limited

World-Wide Life Assurance S.A.

World-Wide Reassurance Company Limited

World-Wide Corporate Capital Limited

World-Wide Insurance PCC Limited

                                      III-1

                                   SCHEDULE IV

                   LIST OF U.S. STATES MATERIAL TO THE COMPANY

State of Alabama

State of California

State of Connecticut

State of Delaware

State of Georgia

State of Illinois

State of Indiana

State of Iowa

State of Louisiana

Commonwealth of Massachusetts

Sate of Michigan

State of Minnesota

State of Missouri

State of New York

State of North Carolina

State of Ohio

State of Oklahoma

Commonwealth of Pennsylvania

State of Texas

State of Vermont

Commonwealth of Virginia

                                     ANNEX I

                     Form of Opinion of Company's US Counsel

     (a) Scottish Re (U.S.), Inc., a Delaware corporation (the "Delaware Subsidiary"), is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power to own its properties and conduct its business as described in the Offering Memorandum.

     (b) Assuming the due authorization, execution and delivery of the Indenture by the Company and assuming the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

     (c) Assuming the due authorization, execution and delivery of the Notes by the Company, and assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of the Purchase Agreement, the Notes will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

     (d) Assuming the due authorization, execution and delivery of the Purchase Agreement by the Company, and assuming the Purchase Agreement is the valid and legally binding obligation of the Initial Purchasers, the Purchase Agreement constitutes a valid and legally binding agreement of the Company.

     (e) Assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Company, and assuming it is the valid and legally binding obligation of the Initial Purchasers, the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

     (f) The Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement each conforms in all material respects to the description thereof contained in the Offering Memorandum.

     (g) The execution, delivery and performance by the Company of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement, the issuance and sale of the Notes, the compliance by the Company with all provisions of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement, the issuance of the Conversion Shares and the consummation of the transactions contemplated by the Purchase Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or

                                     A(I)-1
encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any agreement or instrument that is expressed to be governed by New York law and filed with the SEC.

     (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit pursuant to U.S. Federal law, New York law, the Delaware General Corporation Law or the Delaware Insurance Code with any U.S. Federal, New York or Delaware court or any U.S. Federal, New York or Delaware public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance by the Company of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement, the issuance and sale of the Notes, the compliance by the Company with all provisions of the Indenture, the Notes, the Registration Rights Agreements and the Purchase Agreement, the issuance of the Conversion Shares and the consummation of the transactions contemplated by the Purchase Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Initial Purchasers (as to which such counsel need express no opinion).

     (i)  The statements included in the Offering Memorandum under the captions
(A) "Risks Related to This Offering -- Our articles of association and applicable insurance laws make it difficult to effect a change of control; a large shareholder may have a significant influence over potential change in control transactions", and (B) "Risks Related to This Offering -- Investors may have difficulties in suing or enforcing judgments against us in the United States," and incorporated by reference in the Offering Memorandum under the caption "Business--Regulation" (other than statements appearing under the subcaptions "Bermuda," "Cayman Islands," "Ireland," "United Kingdom" and "New Jurisdictions"), insofar as such statements constitute a summary of U.S. Federal or Delaware legal matters referred to therein relating to the Delaware General Corporation Law or the Delaware Insurance Code, fairly present the information called for with respect to such legal matters.

     (j) The statements in the Offering Memorandum under the captions (A) "Risks Related to Taxation--Certain tax risks may affect our business", (B) "Risks Related to Taxation--We may be subject to U.S. federal income taxation",
(C) "Risks Related to Taxation--U.S. persons who own our ordinary shares may be subject to U.S. federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of our ordinary shares", (D) "Risks Related to Taxation--U.S. tax-exempt organizations who own our ordinary shares may recognize unrelated business taxable income", (E) "Risks Related to Taxation --Change in U.S. tax laws may be retroactive and could subject us and/or U.S. persons who own our ordinary shares to U.S. income taxation on our undistributed earnings", (F) the first three paragraphs of "Certain Tax Considerations" and
(G) "Certain Tax Considerations--United States", insofar as such statements constitute a summary of U.S. Federal tax law and regulations, fairly present the information called for with respect to such legal matters.

     (k) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act.

                                     A(I)-2

     (l) Assuming the accuracy of the representations, warranties and agreements of the Company and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     (m) To the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending with any U.S. Federal or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or Delaware Insurance Code to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of their independent accountants and counsel at which conferences the contents of the Offering Memorandum and any amendment and supplement thereto, if applicable (including the Incorporated Documents) and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Offering Memorandum or any amendment or supplement thereto, if applicable (including the Incorporated Documents) (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment or supplement thereto, if applicable (including the Incorporated Documents), as of its date or the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief).

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers and may make necessary assumptions as to matters relating to Cayman Islands law.

     The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                     A(I)-3

                                    ANNEX II

               Form of Opinion of Company's Cayman Islands Counsel

     Maples & Calder shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

     (a) The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

     (b) The issue of the Conversion Shares has been duly authorised by the Company and the directors have passed a resolution to reserve for the issuance of the Conversion Shares upon conversion of the Notes. The Conversion Shares are not subject to pre-emptive rights of the existing Ordinary Shareholders. The Conversion Shares, when issued and delivered upon conversion of the Notes in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and non-assessable.

     (c) The Company has the full right, power and authority under its Memorandum and Articles of Association to enter into, execute, deliver and perform its obligations under each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement and to issue the Notes and Conversion Shares.

     (d) The execution, delivery and performance by the Company of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement and the issue of the Notes and the Conversion Shares do not violate or conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation or, to the best knowledge of such counsel, any publicly available judgment, decree or order applicable to the Company in the Cayman Islands currently in the Cayman Islands currently in force.

     (e) The execution, delivery and performance of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement has been authorized by and on behalf of the Company; and each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement has been duly and validly executed and, assuming each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement has been delivered on behalf of the Company, each constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

     (f) No authorizations, consents, approvals, licenses, validations, orders, registrations, filings, qualifications, permits or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with (i) the execution, creation or delivery of each of the Indenture, the Notes, the Registrations Rights Agreement or the Purchase Agreement or the issue, sale and delivery of the Notes or the issue and delivery of the Conversion Shares; (ii) subject to the payment of the appropriate stamp duty, enforcement of the Purchase Agreement; or (iii) the execution,

                                     A(II)-1
delivery and performance by the Company of its obligations under each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement.

     (g) No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of: (i) the execution or delivery of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement; (ii) the enforcement of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement; (iii) the issuance of the Notes or the Conversion Shares; or (iv) payments made under, or pursuant to, each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

     (h) None of the parties to the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement (other than the Company) will be deemed to be resident, domiciled or carrying on business in the Cayman Islands merely as a consequence of entering into the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement.

     (i) The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement.

     (j) At the date hereof, to the best of such counsel's knowledge and belief, there are no claims or assessments which this firm is handling in respect of the Company and, based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from 12th November, 1998, there were no actions, petitions or other legal proceedings pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on November 21, 2002.

     (k) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment (i) is given by a competent foreign court; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

     (l) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement that any document be filed, notarized, registered, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

     (m) The authorized share capital of the Company is comprised of 100,000,000 Ordinary Shares and 50,000,000 preferred shares of US$0.01 par value each, as set forth in the Offering Memorandum.

                                     A(II)-2

     (n) The statements made in the Offering Memorandum under the captions "Offering Memorandum Summary", "Risk Factors", "Market Prices and Dividends", "Capitalization" and "Certain Tax Considerations--Cayman Islands" are accurate in so far as such statements are summaries of Cayman Islands law. The statements made in the Company's Form 8-A filed with the Commission on January 16, 2002, in so far as such statements purport to summarize certain provisions of the Memorandum and Articles of Association and the Certificate of Association of the Company in relation to the Ordinary Shares or insofar as such statements constitute a summary of provisions of Cayman Islands law in relation to the Ordinary Shares, provide a fair summary of such provisions or such Cayman Islands legal matters.

     (o) The submission by the Company in the Purchase Agreement to the jurisdiction of any Federal or state court in the State of New York is legal, valid and binding upon the Company. The appointment of CT Corporation System as the Company's agent to receive service of process in any suit, action or proceedings effected in the manner set forth in Section 17 of the Purchase Agreement is a legal, valid and binding appointment.

     (p) Assuming that the Company is entitled to do so as a matter of New York law, such counsel is not aware of any Cayman Islands law which would prohibit the Company from (i) waiving any objection to the laying of the venue in any court in the State of New York, County of New York or (ii) agreeing not to make any pleading or claim that any action, suit or proceeding commenced pursuant to
Section 17 of the Purchase Agreement in any Federal or state court in the State of New York, County of New York has been brought in an inconvenient forum.

     (q) Assuming that an Initial Purchaser does not otherwise carry on business in the Cayman Islands, it is not necessary under the laws of the Cayman Islands that an Initial Purchaser be authorized, licensed or qualified to carry on business in the Cayman Islands for the purposes of the entry into, execution, delivery, performance or enforcement of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement.

     (r) The Initial Purchasers will not become subject to any income, franchise or other tax imposed by a governmental authority of the Cayman Islands solely by reason of the execution, delivery and performance of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement and, subject to paragraph (g) above, the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement will not require the payment of any registration charge or stamp or similar tax imposed by any governmental authority of the Cayman Islands.

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

     The opinion of Maples and Calder described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                     A(II)-3

                                    ANNEX III

                         Form of Opinion of the Company

     General Counsel of the Company shall have furnished to the Initial Purchasers his written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

     (a) Scottish Re (U.S.), Inc., a Delaware corporation ("Scottish Re (U.S.)") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite power and other necessary authority to own its properties and conduct its business as described in the Offering Memorandum.

     (b) All the issued shares of Scottish Re (U.S.) have been duly and validly authorized and issued and are fully paid and non-assessable.

     (c) Each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

     (d) To the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending with any U.S. Federal or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or Delaware Insurance Code to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (e) The execution, delivery and performance by the Company of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement, the issuance and sale of the Notes, the compliance by the Company with all provisions of each of the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement, the issuance of the Conversion Shares and the consummation of the transactions contemplated by the Purchase Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any agreement or instrument filed with the SEC.

     (f) No consent, approval, authorization, order, registration, filing, qualification, license or permit pursuant to the Delaware General Corporation Law or the Delaware Insurance Code with any U.S. Federal or state court or any U.S. Federal or state public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance by the Company of each of the Indenture, the Notes, the Registration Rights Agreement, the issuance and sale of the Notes, the issuance of the Conversion Shares and the compliance by the Company with the terms of each of the Indenture, the Notes, the Registration Rights Agreement and the

                                    A(III)-1

Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Initial Purchasers (as to which such counsel need express no opinion).

     (g) Scottish Re (U.S.) holds such Insurance Licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business as described in the Offering Memorandum; to the best knowledge of such counsel, there is no pending or threatened action, suit, proceeding or threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and to the knowledge of such counsel, no Delaware insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by Scottish Re (U.S.) to its parent.

     Such counsel shall also state that he has participated in conferences with representatives of the Company and with representatives of their independent accountants and counsel at which conferences the contents of the Offering Memorandum and any amendment and supplement thereto, if applicable (including the Incorporated Documents) and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Offering Memorandum or any amendment or supplement thereto, if applicable (including the Incorporated Documents) (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment or supplement thereto, if applicable (including the Incorporated Documents), as of its date or the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief).

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

     The opinion of Paul Goldean, Esq. described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                    A(III)-2

                                    ANNEX IV

                            Form of Lock-Up Agreement

                                                               November 18, 2002

BEAR, STEARNS & CO. INC.
PUTNAM LOVELL SECURITIES INC.
c/o  Bear, Stearns & Co. Inc.
     383 Madison Avenue
     New York, New York 10179
     Attention: Debt Capital Markets

          Re:   SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. LOCK-UP AGREEMENT

Ladies and Gentlemen:

     This letter agreement (this "Agreement") relates to the proposed sale (the "Sale") by Scottish Annuity & Life Holdings, Ltd., an exempted company limited by shares organized and existing under the laws of the Cayman Islands (the "Company"), of $100,000,000 principal amount of the Company's Senior Convertible Notes due 2022 (the "Notes") to Bear, Stearns & Co. Inc. ("Bear Stearns").

     In order to induce you to purchase the Notes, the undersigned hereby agrees that, without the prior written consent of Bear Stearns, during the period from the date hereof until ninety (90) days from the date of the final offering memorandum for the Sale (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below),
(b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or (c) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the Company's Ordinary Shares, par value US$.01 per share, any other equity security of the Company or any of its Subsidiaries and any security convertible into, or exercisable or exchangeable for, any Ordinary Share or other such equity security.

     The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial

                                     A(IV)-1
but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-Up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

                            [signature page follows]

                                     A(IV)-2

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.


                                        Very truly yours,


                                        By:
                                           ------------------------------------

                                        Print Name:
                                                    ---------------------------

                                     A(IV)-3